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                         SUBSIDIARIES OF THE REGISTRANT


                                                                    EXHIBIT 21.1


NAME OF SUBSIDIARY OF AEARO                                  STATE OR OTHER JURISDICTION OF
CORPORATION                                                  INCORPORATION
---------------------------                                  ------------------------------

Aearo Company                                                Delaware
Cabot Safety Intermediate Corporation                        Delaware
CSC FSC, Inc.                                                Virgin Islands
Aearo Canada Ltd.                                            Canada
Aearo SRL                                                    Italy
Aearo Proteccion Laboral SA                                  Spain
Aearo SARL                                                   France
Aearo Peltor AB                                              Sweden
Peltor LA Invest AB                                          Sweden
Peltor Holding AB                                            Sweden
Peltor LP Invest AB                                          Sweden
Peltor AB                                                    Sweden
Aearo Ltd.                                                   United Kingdom
Peltor Ltd.                                                  United Kingdom
Aearo GMBH                                                   Germany
Peltor SARL                                                  France
Peltor Forvaltnings AB                                       Sweden
Telek AB                                                     Sweden
Peltor AG                                                    Switzerland